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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant  to  Section  13  or  15(d)  of  the  Securities  Exchange  Act of 1934

       Date of Report (Date of Earliest Event Reported): January 11, 2005

                          HAIRMAX INTERNATIONAL, INC.

                          ---------------------------
               (Exact Name of Registrant as Specified in Charter)

                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)

                                    000-30212
                                    ---------
                            (Commission File Number)

                                   13-3422912
                                   ----------
                      (I.R.S. Employer Identification No.)

                 9900 West Sample Road, Coral Springs, FL 33065
                 ----------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                 (954) 825-0299
                                  -------------
              (Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Hairmax International, Inc., a Nevada corporation and "business development company," as defined under Section 2(a)(48) of the Investment Company Act of 1940, as amended (the "Registrant"), in connection with the items set forth below.

ITEM  8.01  Other  Events

On January 11, 2005, the Board of Directors of the Registrant authorized it to issue up to 10,000,000 shares of its common stock in an offering which is exempt from registration pursuant to Rule 602 of Regulation E, promulgated under the Securities Act of 1933, as amended, pursuant to an offering of shares at prices ranging from $0.325 to $0.65 per share, or an aggregate consideration of up to $4.8 million. The Registrant intends to offer such shares for sale in the Hong Kong SAR of the Peoples' Republic of China, and in mainland China.

In connection with the proposed stock offering, the Board of Directors also authorized the Registrant to prepare and file with the Commission a Form 1-E and Offering Circular, as required by the rules and regulations promulgated under Regulation E.

On January 12, 2005, the Board of Directors of the Registrant authorized the Registrant to continue to own and operate Hairmax of Florida, Inc. and Cleaning Express USA, Inc., both "eligible portfolio companies" within the meaning of
Section 2(a)(46) of the Investment Company Act of 1940, as amended, and subsidiaries of the Registrant.
The Board of Directors also authorized the Registrant to maintain its status as a "business development company" within the meaning of Section 2(a)(48) of the Investment Company Act of 1940, as amended.

The Registrant filed its Form 1-E and Offering Circular with the Commission on January 13, 2005 and will make its initial offering or sale of shares of common stock upon the termination of the ten-day waiting period under Rule 604 under Regulation E.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAIRMAX  INTERNATIONAL,  INC.


By  /s/  Ng  Chi  Shing
    -------------------
    Ng  Chi  Shing
    President

Dated:  January  18,  2005